Exhibit 10.1

SERIES A PREFERRED STOCK AND DEBT EXCHANGE AGREEMENT

This Preferred Stock and Debt Exchange Agreement (this “Agreement”) is made and entered into as of January 31, 2023, (the “Effective Date”) by and between the purchaser party set forth on the signature page hereto (“Purchaser”), and Salt Blockchain Inc., a Delaware corporation (the “Company” and together with the Purchaser, the “Parties” and each individually, a “Party”).

WHEREAS, certain existing borrowers (“Borrowers”) and lenders (“Lenders”) of the Company, as applicable, received a loan in a specified amount from the Company (a “Borrower Loan”), and/or have made a loan in a specified amount to the Company (a “Lender Loan,” and collectively with the Borrower Loans, each a “Loan”);

WHEREAS, in connection with each Loan made to a Borrower, the applicable Borrower deposited certain cryptocurrency with the Company to serve as collateral and security for the Borrower Loan (“Borrower Collateral”); provided, Borrowers include customers who received a Loan from the Company that has been repaid in full but who have not received the return of their collateral from the Company or who deposited collateral but have not yet received the loan proceeds;

WHEREAS, in connection with each Loan made by a Lender to the Company, the Lender loaned certain cryptocurrency to the Company (“Lent Crypto” and together with the Borrower Collateral, the “Crypto Assets”);

WHEREAS, to induce such certain Borrowers and Lenders, the Company will issues shares of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”) pursuant to the Series A Stock Investment Agreement dated on or about the Effective Date by and among the Company and the other parties thereto (the “Series A SIA”);

WHEREAS, as of the date hereof, the Purchaser is a Borrower or Lender of the Company and the amount of such Purchaser’s Crypto Asset’s, in each case, are set forth opposite the Purchaser’s name in Schedule A attached hereto;

WHEREAS, in lieu of the Company returning the Borrower Collateral upon a Borrower’s repayment of its Borrower Loan or the Company’s return of the Lent Crypto to each Lender pursuant to a Lender Loan, the Parties contemplate that the Company’s obligation to return the Crypto Assets will be converted or modified on the terms and conditions set forth herein; and

WHEREAS, effective immediately upon the Initial Closing (as defined in the Series A SIA), the Company desires to issue, and the Purchaser desires to cancel, terminate, or modify its Crypto Assets and associated Loan(s) in exchange for the number of shares of Series A Preferred Shares listed on Schedule A, all on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows

1.            COLLATERAL OR DEBT FOR EQUITY EXCHANGE.

1.1          Borrower Loans. This Section 1.1 will only apply if the Purchaser is a Borrower:

(a)        Subject to subsection (b) below, at the Initial Closing, the Company hereby releases its security interest in all or a portion of the Borrower Collateral (the “Released Collateral”), and the Borrower hereby agrees to loan the Released Collateral to the Company pursuant to and in accordance with the terms of a Lender Loan agreement (a “Released Collateral Lender Loan”). The Company and each Borrower hereby agree that neither party shall have any further obligations under the applicable Borrower Loan with regard to the Borrower Collateral. Each Released Collateral Lender Loan will be converted into Series A Preferred Shares by converting all of the outstanding principal and interest under the Released Collateral Lender Loan (the “Borrower Conversion Amount”) pursuant to and in accordance with Section 1.3 of this Agreement and the Series A SIA. The number of shares of Series A Preferred Shares to be issued upon conversion to the Purchaser, in each Borrower’s capacity as a Lender, shall be listed opposite the Purchaser’s name on Schedule A pursuant to the Series A SIA. The Parties hereto hereby agree to amend any existing loan documents, execute any additional agreements necessary related to Purchaser’s Lender Loans, or enter into a new Lender Loan agreement to reflect the changes set forth herein in connection with effectuating the Exchange described hereunder.

(b)        Security Interest of Borrower’s Shares.

(i)        The outstanding principal plus interest of such Borrower Loan shall remain outstanding. The Borrower will remain obligated to repay the Borrower Loan, including accrued interest and cost incurred in connection with collection actions therein, and the Borrower Loan will continue to accrue interest, in each case in accordance with the terms of the applicable Borrower Loan (the “Obligations”). Upon issuance of the Series A Preferred Shares pursuant to the Series A SIA, the Purchaser covenants and agrees that such Series A Preferred Shares are hereby pledged, assigned and granted to the Company, by the Purchaser, if applicable, as security for the Obligations and grants the Company a security interest in such Series A Preferred Shares (collectively, the “Collateral”).

(ii)        This Agreement secures, and the Collateral is security for, the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise, and performance of all Obligations of any kind under or in connection with the Borrower Loan and ancillary documents and all obligations of Purchaser, if applicable, now or hereafter existing under this Agreement.

(iii)        The Purchaser, if applicable, hereby authorizes and directs the Company to register Purchaser’s pledge to Company of the Collateral on the books of the Company. Any moneys received by the Company shall be applied to the Obligations in such order and manner of application as the Company may from time to time determine in its sole discretion. Any certificates or book entry listing representing or evidencing such Purchaser’s Series A Preferred Shares may contain an appropriate restrictive legend reflecting the pledge granted pursuant to this Agreement.

(iv)        During the existence of an event of default (and in addition to all of its other rights, powers and remedies under this Agreement or the other loan documents related to Purchaser’s Borrower’s Loan), the Company may, at its option, without notice to Purchaser or any other party, do any one or more of the following:

(1)        declare any unpaid balance of the Obligations to be immediately due and payable (the occurrence or nonoccurrence of an event of default shall in no manner impair the ability of the Company to demand payment of any portion of the Obligations that is payable upon demand);

(2)        proceed to perform or discharge any and all of Purchaser’s obligations, duties, responsibilities, or liabilities and exercise any and all of their rights in connection with the Collateral for such period of time as the Company may deem appropriate, with or without the bringing of any legal action in or the appointment of any receiver by any court;

(3)        do all other acts which the Company may deem necessary or proper, in its good faith credit judgment, to protect the Company’s security interest in the Collateral and carry out the terms of this Agreement;

(4)        exercise all voting and management rights of the Purchaser or otherwise pertaining to the Collateral, and Purchaser, forthwith upon the request of the Company, shall use their best efforts to secure, and cooperate with the efforts of the Company to secure (if not already secured by the Company), all the benefits of such voting and management rights.

(5)        sell the Collateral in any manner permitted by the 1933 Act (as defined herein); and upon any such sale of the Collateral, the Company may (i) bid for and purchase the Collateral and apply the expenses of such sale (including, without limitation, attorneys’ fees) as a credit against the purchase price or (ii) apply the proceeds of any sale or sales to other persons or entities, in whatever order the Company in its sole discretion may decide, to the expenses of such sale (including, without limitation, attorneys’ fees), to the Obligations, and the remainder, if any, shall be paid to Purchaser or to such other person or entity legally entitled to payment of such remainder; and

(6)        Proceed by suit or suits in law or in equity or by any other appropriate proceeding or remedy to enforce the performance of any term, covenant, condition, or agreement contained in this Agreement, and institution of such a suit or suits shall not abrogate the rights of the Company to pursue any other remedies granted in this Agreement or to pursue any other remedy available to the Company either at law or in equity.

(v)        The Company shall have all of the rights and remedies of a secured party under the Uniform Commercial Code and other applicable laws. All reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred or paid by the Company in exercising or protecting any interest, right, power or remedy conferred by this Agreement, shall bear interest at a per annum rate of interest equal to the then highest rate of interest charged on any of the Obligations from the date of payment until repaid in full and shall, along with the interest thereon, constitute and become a part of the Obligations secured by this Agreement.

(vi)        Purchaser hereby constitutes the Company as the attorney-in-fact of Purchaser during the existence of an event of default under the loan documents in connection with Purchaser’s Borrower’s Loan (including but not limited to this Agreement) to take such actions and execute such documents as the Company may deem appropriate in the exercise of the rights and powers granted to the Company in this Agreement. The power of attorney granted hereby shall be irrevocable and coupled with an interest and shall terminate only upon the payment in full of the Obligations. Purchaser shall indemnify and hold the Company harmless for all losses, costs, damages, fees, and expenses suffered or incurred in connection with the exercise of this power of attorney and shall release the Company from any and all liability (other than gross negligence or willful misconduct of the Company as finally determined by a court of competent jurisdiction) arising in connection with the exercise of this power of attorney.

1.2        Lender Loans. At the Initial Closing, each Lender Loan will be converted into Series A Preferred Shares by converting all or a portion the outstanding principal and interest under the Lender Loan, including the Borrower Conversion Amount (the “Conversion Amount”), pursuant to and in accordance with Section 1.3 and the Series A SIA. The number of shares of Series A Preferred Shares to be issued upon conversion to the Purchaser, as a Lender, shall be listed opposite the Purchaser’s name on Schedule A pursuant to the Series A SIA.

1.3        Conversion Ratio. Each participating Lender will receive an amount of shares of Series A Preferred Shares equal to such Lender’s Conversion Amount divided by the price per share of the Series A Preferred Shares (the “Conversion Ratio”). The price per share of a singular share of Series A Preferred Shares shall be $0.66134. Any cryptocurrency or blockchain asset associated with the Purchaser’s Crypto Assets being converting pursuant to Section 1.2, in connection with the Exchange hereunder shall be valued, in United Stated Dollars ($USD), as of 4:30pm (Mountain Time) on January 23, 2023, using the Salt Platform Price.

1.4        Extension of Loans. For any Loans that remain outstanding following the conversion described herein and pursuant to the Series A SIA, each such Loan is hereby amended by extending (i) the maturity date of each Borrower Loan and (ii) the non-callable period of each Lender Loan by twenty-four (24) months with no right of early prepayment (except as limited by applicable law). The interest rate for the remaining portion of any Lender Loan is hereby amended to a rate of four percent (4%). The Parties hereto hereby agree to amend any existing loan documents and/or execute any additional agreements necessary related to the Purchaser’s Loans to reflect the changes set forth herein in connection with effectuating the Exchange described hereunder.

2.            CLOSING; EXCHANGE.

2.1      Closing. The closing of the transaction contemplated herein shall take place on the Initial Closing, assuming satisfaction or waiver (by the applicable party) of the conditions set forth in this Agreement.

2.2        Release by Purchaser. At the Initial Closing, each Borrower releases and discharges the Company of it’s the Company’s obligation to return the Borrower Collateral and of any claims relating thereto under such Borrower’s Borrower Loans, including any obligations or responsibilities arising under any note, loan agreement or other documents governing the applicable Borrower Loan. At the Initial Closing, each Lender releases and discharges the Company of all claims arising in connection with its Lender Loan, and will agree that such Lender Loan will be terminated and cancelled as of the Initial Closing. In addition, Purchaser will deliver to the Company and Purchaser at or prior to the Effective Time, duly authorized and executed copies of (i) this Agreement, (ii) the counterparty signature pages and becoming a party to the Series A SIA, (iii) the joinder agreement to the Shareholder Agreement, dated October 1, 2016, as amended, by and among the Company and the parties thereto (the “Shareholder Agreement”), pursuant to which the Purchaser will become a party to such agreement, and (iv) any additional agreements and documents necessary in order for the Company to effectuate the transaction described herein (collectively, the “Transaction Agreement”), the delivery of which is hereby acknowledged to be an express condition of the Company’s and the Purchaser’s execution, delivery and performance pursuant to this Agreement and the transaction contemplated herein.

2.3        Deliveries by the Company. The Company hereby delivers to the Purchaser an executed copy of this Agreement and, at the Effective Time, will deliver the Series A SIA and to issue and deliver to Purchaser a duly executed stock certificate or evidence of the issuance of such shares in book entry form, which shall contain the number of shares of Series A Preferred Shares listed opposite the Purchaser’s name on Schedule A via Carta pursuant to the Series A SIA.

2.4        Exchange. Immediately following the Initial Closing, the Company agrees with Purchaser that it shall issue to such Purchaser, in exchange for cancelling, terminating, and/or modifying Purchaser’s Crypto Assets and associated Loan(s), the number of shares of the Company’s duly authorized, validly issued and non-assessable Series A Preferred Share (the “Exchange Stock”) set forth on Schedule A, for good and valuable consideration the receipt of which is hereby acknowledged (the “Exchange”). On or prior to the Initial Closing, the Company will have authorized a sufficient number of shares of Exchange Stock to effect the Exchange and Common Stock issuable upon conversion of such shares of Exchange Stock, all having the rights, preferences, privileges and restrictions set forth in the Company’s Third Amended and Restated Certificate of Incorporation, attached to the Series A SIA, as may be amended from time to time (the “Restated Certificate”) and in the Transaction Agreements, and Purchaser acknowledges that Purchaser is a party to the Transaction Agreements and agrees such shares will be bound by and subject to the Transaction Agreements and the schedules to such Transaction Agreements will reflect Purchaser’s ownership of the Exchange Stock.

3.            REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Company as follows:

3.1        Purchase for Own Account for Investment. Purchaser is purchasing the Series A Preferred Shares for Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Series A Preferred Shares within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person all or any portion of the Series A Preferred Shares and Purchaser has not granted or agreed to grant any beneficial ownership of any of the Shares to any other person (other than the members, manager, partners and/or stockholders of Purchaser who may be deemed to have an indirect beneficial interest by virtue of their ownership interests in Purchaser). Purchaser was not formed for the specific purpose of acquiring the Common Shares.

3.2        Authority. Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and to acquire the Common Shares under this Agreement. All corporate or other entity actions necessary to authorize the transactions contemplated by this Agreement have been duly taken by Purchaser. The person(s) executing and delivering this Agreement on behalf of Purchaser are duly authorized to do so. This Agreement constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3        Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.

3.4        Access to Information. Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Series A Preferred Shares with the Company’s management and has had an opportunity to review the Company’s facilities.

3.5        No Public Market. Purchaser understands that no public market now exists for the Series A Preferred Shares, and that the Company has made no assurances that a public market will ever exist for the Series A Preferred Shares.

3.6        No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television, Internet or other form of general advertising or solicitation in connection with the Series A Preferred Shares.

3.7        Restricted Securities. Purchaser understands that the Series A Preferred Shares have not been, and will not be, registered under the 1933 Act, by reason of a specific exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser’s representations as expressed herein. Purchaser understands that the Series A Preferred Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Series A Preferred Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Series A Preferred Shares, or the Common Stock into which it may be converted. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Series A Preferred Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

4.            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents, warrants and covenants to Purchaser as follows:

4.1        Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted.

4.2        Authority. The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

4.3          Valid Issuance of Shares. The Exchange Stock, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and liens or encumbrances created by or imposed by Purchaser. Assuming the accuracy of the representations of Purchaser in Section 3 of this Agreement, the Exchange Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Exchange Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable federal and state securities laws and liens or encumbrances created by or imposed by Purchaser. Based in part upon the representations of Purchaser in Section 3 of this Agreement, the Common Stock issuable upon conversion of the Exchange Stock will be issued in compliance with all applicable federal and state securities laws.

4.4        Consent. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the Series A Preferred Shares and the Exchange Stock under this Agreement and the Exchange have been obtained and are in full force and effect.

4.5        Representations and Warranties of the Company in Series A SIA. Notwithstanding the foregoing, Purchaser shall be entitled to rely on the representations and warranties made by the Company in Section 2 of the Series A SIA, as such representations and warranties are modified by the Disclosure Schedule attached thereto as Exhibit D (which exceptions shall be deemed to be part of the representations and warranties made thereunder) as of the date thereof.

5.        RESTRUCTURING. In the event before the Initial Closing, the Company outside of bankruptcy or the Company otherwise determines, in its discretion and judgment, that commencing a case (“Bankruptcy Case”) under Title 11 of the United States Code (the “Bankruptcy Code”) is necessary or advisable, the Purchaser agrees to support the implementation of the transactions described herein through the bankruptcy process and support confirmation of a plan of reorganization (the “Plan”) implementing the transactions described herein provided that (i) the Purchaser’s Series A Preferred Shares shall be in a reorganized Company or a newly formed company, at the election of the Company, (ii) the price per share of Series A Preferred Shares shall be $1.00, and (iii) the Plan shall not be subject to the valuation mechanism applicable in an out of court restructuring for determining the price per share. The Purchaser will vote each of its claims to accept the Plan by delivering its duly executed and completed ballot accepting the Plan promptly following the commencement of solicitation of the Plan and receipt of the solicitation materials and ballot, consent to, and if applicable, not opt out of the exculpation and releases of the Company and its current officers and directors set forth in the Plan, not object to such releases, and timely deliver its ballot, and will otherwise support and not interfere with the Company’s efforts to reorganize in bankruptcy and obtain confirmation of a Plan. The Purchaser will not file any motion, objection, or pleading against the Company’s reorganization efforts so long as it continues to pursue confirmation of the Plan through the Bankruptcy Case. In the event the Company commences a Bankruptcy Case and notwithstanding the confidentiality provisions, the Company shall be permitted to file an unredacted copy of this Agreement in the Bankruptcy Case on the publicly available docket. The provisions of this Section 5, requiring the Purchaser to support confirmation of the Plan, shall terminate, unless extended, on June 30, 2023, with the consent of the Company and a majority of the Borrowers and Lenders that enter into a Preferred Stock Purchase and Exchange Agreement with the Company. In the event the Company commences a Bankruptcy Case, the Company is entitled to elect whether to pursue or not pursue a Plan implementing the transactions described herein, in its discretion and business judgment.

6.            COMPLIANCE WITH OBLIGATIONS AND LAWS.

6.1        Compliance with Transaction Agreements. The Company and Purchasers hereby acknowledge and agree that the Purchasers of the Exchange Stock shall have the rights, preferences and privileges and be subject to the obligations and covenants afforded to holders of Series A Preferred Shares as provided in the Transaction Agreements. The Company and the Purchaser each hereby acknowledge and agree that Purchaser shall not be deemed to be a “Key Holder,” as such term is defined in the Transaction Agreements.

6.2        Counterparts to Transaction Agreements. Purchaser shall execute a counterpart signature page or adoption agreement, as applicable, to the Transaction Agreement, concurrently with the Initial Closing to the extent Purchaser is not already party to such Transaction Agreement, where such Purchaser shall be subject to the covenants thereof and be afforded the rights set forth in such Transaction Agreements.

6.3       Compliance with Laws and Regulations. The sale and transfer of the Series A Preferred Shares will be subject to and conditioned upon compliance by the parties with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s capital stock may be listed or quoted at the time of such issuance or transfer.

7.            RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

7.1        Legends. Unless otherwise agreed by the Company, Purchaser understands and agrees that the Company will place the legends on any stock certificate(s) evidencing the Series A Preferred Shares that may be required by (a) state or federal securities laws, (b) the Company’s Restated Certificate or the Bylaws, (c) the Series A SIA or the Transaction Agreements or (d) any other agreement applicable to Purchaser.

8.            TAXES. The Company acknowledges that it shall be solely responsible for all United States federal, state, local and foreign taxes of Company (or for which Company is liable) and any documentary, sales, use, registration, value added, transfer and similar taxes arising in connection with the transactions contemplated by this Agreement and required to be paid by such Company under applicable law. Company shall timely pay when due such taxes and shall timely file any tax filings and reports with respect to the transactions contemplated by this Agreement, as required by applicable law. Furthermore, Company agrees to indemnify and hold harmless the Company and the Company’s respective officers and directors against any income, employment or other taxes and withholdings, including interest and penalties in respect thereof, determined by the Internal Revenue Service or other relevant taxing authority to be due from the Company in respect of any amounts received by the Company under this Agreement.

9.            GENERAL PROVISIONS.

9.1        Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

9.2        Governing Law. This Agreement will be governed by and construed in accordance with the corporate laws of the State of Delaware and, as to matters other than corporate law, the laws of the State of Delaware, as such laws apply to contracts entered into and wholly to be performed therein by residents of such state.

9.3        Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be deemed effective upon the earlier of (a) actual receipt or (b) (i) one (1) business day after delivery by electronic mail transmission, (ii) two (2) business days after the business day of deposit with an internationally recognized courier service, freight prepaid, or (iii) seven (7) business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid. Any such notice shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties:

(a)	In the case of the Company, to:

Attn: Chief Executive Officer
Salt Blockchain Inc.

600 17th Street, Suite 2800

South Denver, CO 80202

with a copy (which shall not constitute notice) to:

Attn: Peter Jaslow

Ballard Spahr LLP

1735 Market Street, 51 FL

Philadelphia, PA 19103

(b)	In the case of the Purchaser, at the respective address as set forth below their signature hereto.

9.4        Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.5        Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “Sections” and “Exhibits” will mean sections of this Agreement and exhibits hereto.

9.6        Entire Agreement. This Agreement, the Series A SIA and the agreements and documents referred to herein, together with all the schedules and exhibits hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

9.7        Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then the parties agree to substitute such provision(s) through good faith negotiations.

9.8        Amendment and Waivers. This Agreement may be amended only by a written agreement executed by (a) Purchasers and (b) the Company. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

9.9        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.10        Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

9.11        No Finder’s Fees. The Parties represent to the other that such party neither is nor will be obligated for any finder’s fee or commission in connection with the transactions contemplated by this Agreement. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible.

9.12        Specific Performance. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages, and the parties agree that such equitable remedies may be enforced in any federal or state courts located in Delaware.

9.13        Confidentiality. The Parties (including its employees or representatives) shall not without the prior written consent of the other Party disclose the contents or existence of this Agreement except to such Party’s professional advisors, employees and representatives and except and to the extent that such disclosure may be required by applicable law or the rules of any recognized securities exchange provided that the disclosing party, to the extent not prohibited by applicable law, promptly notifies the other parties in advance of such disclosure and agrees to take reasonable steps to minimize the extent of any required disclosure.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has caused this Preferred Stock Purchase and Debt Exchange Agreement to be executed by its duly authorized representative and the Purchaser have each executed this Preferred Stock Purchase and Debt Exchange Agreement, as of the Effective Date.

COMPANY: SALT BLOCKCHAIN INC.

By:

Name:

Title: Chief Executive Officer

IN WITNESS WHEREOF, the Company has caused this Preferred Stock Purchase and Debt Exchange Agreement to be executed by its duly authorized representative and the Purchaser have each executed this Preferred Stock Purchase and Debt Exchange Agreement, as of the Effective Date.

PURCHASER:

[____________________]

By:

Name: [____]

Title: [____]

Address:

Schedule A

Purchase Schedule

For Borrowers:

Purchaser	Amount of Borrower’s Loan	Borrower’s Collateral	Amount of Released Collateral Lender Loan	Number of Series A Preferred Shares Issuable upon Exchange

For Lenders:

Purchaser	Amount of Lender’s Loan	Maturity Date	Interest Rate	Number of Series A Preferred Shares Issuable upon Exchange